Exhibit 10.2

FIRST AMENDMENT TO
EMPLOYEE MATTERS AGREEMENT

AMENDMENT EFFECTIVE DATE: DECEMBER 6, 2021

FIRST AMENDMENT TO EMPLOYEE MATTERS AGREEMENT dated as of November 5, 2021 (as the same may be amended from time to time in accordance with its terms, the original agreement, the “EMA” and this first amendment, the “Amendment”), between Alliance Data Systems Corporation, a Delaware corporation (“ADS”), and Loyalty Ventures Inc., a Delaware corporation (“Loyalty Ventures”) (each, a “Party” and together, the “Parties”). Capitalized terms used in this Amendment but not otherwise defined in this Amendment shall have the respective meanings ascribed to such terms in either the EMA or the Separation and Distribution Agreement dated as of November 3, 2021 by and between the Parties, to which the EMA is Exhibit A (the “Separation Agreement”).

WHEREAS, on November 5, 2021, the Parties entered into the EMA and the Distribution was completed; and

WHEREAS, the EMA provided that certain outstanding ADS equity awards held by individuals who were then currently employed by or otherwise providing services to Loyalty Ventures, or whose employment or engagement was transferred to or commenced with Loyalty Ventures in connection with the Distribution, be forfeited, and as soon as reasonably practicable following the Distribution be replaced, in each case in accordance with the terms of the EMA in a manner intended to equitably preserve the overall intrinsic value of the ADS equity awards by taking into account the relative value of ADS common stock before the Distribution and the value of Loyalty Ventures common stock after the Distribution.

NOW, THEREFORE, in consideration of the mutual promises contained herein, the Parties hereby agree as follows:

1.
Definitions. Section 1.01 of the EMA is amended to restate the definition of “Loyalty Ventures Stock Value” to read “means the volume weighted average trading price per share of Loyalty Ventures Common Stock, trading “regular way,” during the five trading days beginning with November 9, 2021 and continuing through November 15, 2021.”

Except as specifically set forth herein, all other terms and conditions of the EMA remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the Parties hereto have executed and delivered this Amendment by their duly authorized representatives as of the effective date first set forth above.

ALLIANCE DATA SYSTEMS CORPORATION	LOYALTY VENTURES INC.

By:	/s/ Joseph L. Motes III	By:	/s/ Charles L. Horn
Name:	Joseph L. Motes, III	Name:	Charles L. Horn
Name:	EVP, Chief Administrative Officer, General	Title:	President and Chief Executive Officer
Counsel and Secretary